UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders

The 2025 Annual Meeting of Shareholders of the Company was held on June 5, 2025. At the 2025 Annual Meeting, shareholders approved all of the proposals which included (i) the election of four directors, Eric Allyn, Meghan Crawford-Hamlin, Adam C. Gagas, and Melanie Littlejohn, each for a three-year term and until their successors have been elected and qualified; and (ii) the ratification of the appointment of Bonadio & Company, LLP, as the independent registered public accounting firm for the year ending December 31, 2025.

The following table reflects the tabulation of votes with respect to the election of the four directors at the 2025 Annual Meeting:

Number of Votes

	For	Withheld	Non Votes
Director nominees for a three-year term:
Eric Allyn	2,722,315	412,188	751,433
Meghan Crawford-Hamlin	2,295,489	839,014	751,433
Adam C. Gagas	2,723,236	411,267	751,433
Melanie Littlejohn	2,625,511	508,992	751,433

The following table reflects the tabulation of votes with respect to the approval of the ratification of Bonadio & Company, LLP, as our independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstain
3,846,031	10,371	29,534

Item 9.01– Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.
(b)	Pro forma financial information. None.
(c)	Shell company transactions: None.
(d)	Exhibits.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	June 5, 2025	By:	/s/ James A. Dowd
James A. Dowd President and Chief Executive Officer